U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.

      Date of Report (Date of earliest event reported): September 10, 2004

                           Commission File No. 0-28099

                         ALADDIN SYSTEMS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

NEVADA                                  86-0866757
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)

                               245 WESTRIDGE DRIVE
                          WATSONVILLE, CALIFORNIA 95076
              (Address of Principal Executive Offices and Zip Code)

                    Issuer's Telephone Number: (831) 761-6200

ITEM 1.01. Entry Into a Material Definitive Agreement

      On September 2, 2004, Aladdin Systems Holdings, Inc. (the "Company") entered into a Modification Agreement with International Microcomputer Software, Inc. ("IMSI") (the "Modification Agreement") which modified certain provisions of the Stock Purchase Agreement executed by the Company and IMSI on January 20, 2004 ("Stock Purchase Agreement"). On September 10, 2004, the Company entered into an Amendment to the Modification Agreement (the "Amendment") which modified certain terms of the Modification Agreement (collectively, the Modification Agreement and the Amendment shall be referred to herein as the "Amended Modification Agreement").

      Pursuant to the terms of the Amended Modification Agreement, the following modifications were made to the provisions of the Stock Purchase Agreement:

      1. The total amount of the Earn Out Payments, as such term is defined in the Stock Purchase Agreement, to be paid to the Company by IMSI, was agreed by the parties to be fixed at a sum certain of $1,700,000.00, payable in cash and IMSI common stock as follows:

            (a) The amount of six hundred sixty-six thousand six hundred sixty-seven ($666,667.00) dollars payable in cash, in immediately available funds, on or before June 2, 2005.

            (b) The amount of one million thirty-three thousand eight hundred and thirty three ($1,033,833.00) dollars in newly issued restricted shares of IMSI common stock, no par value, valued at the closing bid price of IMSI common stock on the date of execution of the Modification Agreement.

      2. Notwithstanding the provisions of the Stock Purchase Agreement or that certain Registration Rights Agreement between the parties of even date with the Stock Purchase Agreement, IMSI's obligation to file a Form SB-2 registration statement covering the shares of IMSI common stock issued to the Company pursuant to the Stock Purchase Agreement is extended until March 31, 2005. In the event the registration statement is not declared effective by the Securities and Exchange Commission on or before March 31, 2005, the liquidated damages provision of the Registration Rights Agreement shall then be deemed to apply as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALADDIN SYSTEMS HOLDINGS, INC.
(Registrant)

/s/ Jonathan Kahn                                    Date:  October 12, 2004
---------------------------------
(Jonathan Kahn, CEO and Director)



EXHIBIT INDEX

Exhibit No                  Description
-----------                 -----------
10.1                        Modification Agreement dated September 2, 2004

10.2                        Amendment to Modification Agreement dated
                            September 10 , 2004